Microsoft Word 10.0.6612;Hub Group, Inc. Reports Record Third Quarter 2004 Results

DOWNERS GROVE, IL, October 20 — Hub Group, Inc. (Nasdaq: HUBG) today reported adjusted net income for the quarter ended September 30, 2004 of $7.8 million. This excludes $4.2 million of after-tax costs ($7.3 million pre-tax) related to the Company’s early extinguishment of 9.14% debt following the successful offering of 1,800,000 shares of common stock. This represents a 170% increase in third quarter adjusted net income versus the third quarter of 2003. Hub Group’s adjusted diluted earnings per share of $0.75 for the quarter ended September 30, 2004 represents an increase of 103% compared to last year’s third quarter diluted earnings per share of $0.37 on 31% higher average diluted shares outstanding in the 2004 period. Hub’s gross margin (net revenue) grew 10.5% to $48.0 million as compared to $43.5 million in the third quarter of 2003. As a percentage of revenue, gross margin increased to 13.3% this quarter from 12.8% in 2003 due to more effective yield management. The Company paid off $62 million in debt during the quarter and is now debt-free.

Note: A tabular reconciliation of the differences between the adjusted financial results for the three-month and nine-month periods ended September 30, 2004 and the Company’s financial results determined in accordance with generally accepted accounting principles in the United States of America (“GAAP”) are contained in the summary financial statements attached to this press release.

On an as-reported basis, net income for the third quarter of 2004 increased to $3.6 million from $2.9 million in the same quarter last year. As reported diluted earnings per share decreased to $0.34 compared to last year’s third quarter of $0.37 on 31% higher average diluted shares outstanding in the 2004 period.

Transportation-related revenue, generated by the Company’s intermodal, truckload brokerage and logistics business units, increased 5.6% to $350.1 million in the third quarter of 2004 compared to the third quarter of 2003 due primarily to price increases and fuel surcharges. Third quarter intermodal revenue increased 5.9% to $254.4 million. Truckload brokerage revenue increased 4.5% to $56.1 million this quarter. Third quarter logistics revenue increased 5.4% to $39.6 million. Hub Group Distribution Services (HGDS) revenue increased to $12.0 million in the third quarter 2004 from $8.0 million in the same period last year due to an increase in installation business offset partially by a decrease in pharmaceutical revenue which was transferred to our logistics unit. Hub’s total revenue grew 6.7% to $362.1 million as compared to $339.5 million in the third quarter of 2003.

Costs and expenses decreased 6% in the third quarter of 2004 to $34.1 million compared to $36.3 million in the third quarter of 2003, reflecting the benefits from the Company’s cost reduction efforts. Debt extinguishment costs were $7.3 million in the third quarter of 2004 due primarily to the $6.8 million in pre-payment penalties associated with the early extinguishment of debt. Interest expense decreased to $0.6 million compared to $1.9 million in the third quarter of 2003 due to the lower average debt balance in 2004 as compared to 2003.

Commenting on the results, David P. Yeager, Vice-Chairman and Chief Executive Officer of Hub Group stated, “We are very pleased and proud of our results in the third quarter. Despite the fact that our intermodal volume declined 2%, our top line and bottom line have improved and our balance sheet is stronger than ever. This demonstrates that our focus on yield management is delivering results.”

FOURTH QUARTER EARNINGS GUIDANCE

Given the current operating environment, we are comfortable that the earnings for the fourth quarter will be within the analysts’ range of $0.52 to $.55 per diluted share.

PUBLIC OFFERING

As previously announced, Hub’s public offering of Class A common stock priced at $33.00 per share, before underwriting discounts and commissions, and closed on July 2, 2004. Net proceeds to the Company of $55.9 million from the sale of 1,800,000 shares were used to prepay $50.0 million of 9.14% debt and the related pre-payment penalty on July 6, 2004. As a result of the pre-payment, the Company recorded a pre-tax charge of $7.3 million (after-tax of approximately $4.2 million), consisting of $6.8 million in pre-payment penalties and a $0.5 million write-off of related deferred financing costs.

CONFERENCE CALL: Hub Group, Inc. (Nasdaq:HUBG) will hold a conference call at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Thursday, October 21, 2004, to discuss its third quarter 2004 results. Hosting the conference call will be David P. Yeager, Vice-Chairman and CEO and Thomas M. White, Senior Vice-President, Chief Financial Officer and Treasurer.

This call is being webcast by Thomson/CCBN and can be accessed through the Investor Relations link at Hub Group’s Web site at www.hubgroup.com or individual investors can access the audio webcast at www.fulldisclosure.com and institutional investors can access the webcast at www.streetevents.com. The webcast is listen-only. Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (800) 510-0146. The conference call participant code is 34545895. The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investor Relations link on the Company’s Web site at www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading non-asset based freight transportation management company providing comprehensive intermodal, truckload brokerage and logistics and distribution services. The Company operates through a network of over 30 offices throughout the United States, Canada and Mexico.

Certain prior year amounts have been reclassified to conform to the current year presentation.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group’s or management’s fourth quarter earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group’s SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2003, our report on Form 10-Q for the period ended March 31, 2004, our Prospectus dated June 28, 2004 and our report on Form 10-Q for the period ended June 30, 2004. Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: HUB GROUP, INC.

CONTACT: Erin Koops of Hub Group, Inc., +1-630-271-3656

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenue	$ 362,105	$ 339,484	$ 1,039,377	$ 1,000,418
Transportation costs	314,077	296,023	905,881	871,447

Gross margin	48,028	43,461	133,496	128,971

Costs and expenses:
Salaries and benefits	21,995	22,508	66,570	68,689
Selling, general and administrative	9,023	11,041	29,618	34,932
Depreciation and amortization of property and equipment	3,052	2,716	8,786	7,865

Total costs and expenses	34,070	36,265	104,974	111,486

Operating income	13,958	7,196	28,522	17,485

Other income (expense):
Interest expense	(571)	(1,885)	(3,968)	(5,981)
Interest income	56	43	165	118
Debt extinguishment expenses	(7,296)	—	(7,296)	—
Other, net	180	46	583	59

Total other expense	(7,631)	(1,796)	(10,516)	(5,804)

Income before provision for income taxes	6,327	5,400	18,006	11,681

Provision for income taxes	2,775	2,514	7,682	5,889

Net income	$ 3,552	$ 2,886	$ 10,324	$ 5,792

Basic earnings per common share	$ 0.37	$ 0.37	$ 1.22	$ 0.75

Diluted earnings per common share	$ 0.34	$ 0.37	$ 1.14	$ 0.74

Basic weighted average number of shares outstanding	9,707	7,709	8,435	7,709

Diluted weighted average number of shares outstanding	10,324	7,897	9,029	7,814

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30, 2004	December 31, 2003
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ —	$ —
Accounts receivable
Trade, net	134,551	125,754
Other	5,948	9,472
Deferred taxes	4,676	4,676
Prepaid expenses and other current assets	4,359	4,578

TOTAL CURRENT ASSETS	149,534	144,480
PROPERTY AND EQUIPMENT, net	21,544	27,855
GOODWILL, net	215,175	215,175
OTHER ASSETS	321	1,017

TOTAL ASSETS	$ 386,574	$ 388,527

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable
Trade	$ 110,709	$ 117,790
Other	2,905	2,555
Accrued expenses
Payroll	16,305	14,157
Other	13,200	11,592
Current portion of long-term debt	—	8,017

TOTAL CURRENT LIABILITIES	143,119	154,111
LONG-TERM DEBT, EXCLUDING CURRENT PORTION	—	67,017
DEFERRED TAXES	30,594	24,364
STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value, 2,000,000 shares authorized; no shares
issued or outstanding in 2004 and 2003	—	—
Common stock
Class A: $.01 par value; 12,337,700 shares authorized; 9,354,977 shares issued and 9,337,687 outstanding in 2004; 7,410,700 issued and
7,390,500 outstanding in 2003	93	74
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares issued
and outstanding in 2004 and 2003	7	7
Additional paid-in capital	174,449	115,820
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	57,656	47,332
Unearned compensation	(3,475)	(4,448)
Treasury stock, at cost (17,290 shares in 2004 and 20,200 shares in 2003)	(411)	(292)

TOTAL STOCKHOLDERS' EQUITY	212,861	143,035

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 386,574	$ 388,527

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2004	2003
Cash flows from operating activities:
Net income	$ 10,324	$ 5,792
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization of property and equipment	8,966	7,908
Deferred taxes	7,535	5,739
Compensation expense related to restricted stock	1,593	—
(Gain) on sale of assets	(248)	(60)
Other assets	696	(110)
Changes in working capital:
Accounts receivable, net	(5,273)	553
Prepaid expenses and other current assets	219	(201)
Accounts payable	(6,731)	(4,225)
Accrued expenses	3,756	7,799

Net cash provided by operating activities	20,837	23,195

Cash flows from investing activities:
Purchases of property and equipment, net	(2,407)	(3,173)

Net cash used in investing activities	(2,407)	(3,173)

Cash flows from financing activity:
Proceeds from sale of stock, net	55,871	—
Proceeds from stock options exercised	3,500	22
Purchase of treasury stock	(2,767)	—
Net payments on revolver	(6,000)	(14,000)
Payments on long-term debt	(69,034)	(6,044)

Net cash used in financing activities	(18,430)	(20,022)

Net increase (decrease) in cash and cash equivalents	—	—
Cash and cash equivalents beginning of period	—	—

Cash and cash equivalents end of period	$ —	$ —

Supplemental disclosures of cash flow information
Cash paid for:
Interest	$ 2,995	$ 4,951
Income Taxes	$ 477	$ —

HUB GROUP, INC.
RECONCILIATION OF AS REPORTED FINANCIAL RESULTS TO AS ADJUSTED FINANCIAL RESULTS
(in thousands, except per share amounts)

	Three Months Ended September 30, 2004
	As Reported	Adjustments		As Adjusted
Operating Income	$ 13,958	$ —		$ 13,958
Interest (expense)	(571)	—		(571)
Interest income	56	—		56
Debt extinquishment expenses	(7,296)	(7,296	)a	—
Other, net	180	—		180

Income before provision for income taxes	6,327	(7,296)		13,623
Provision for income taxes	2,775	(3,064	)b	5,839

Net income	$ 3,552	$ (4,232)		$ 7,784

Basic earnings per common share	$ 0.37	$ (0.43)		$ 0.80

Diluted earnings per common share	$ 0.34	$ (0.41)		$ 0.75

Basic weighted average number of shares outstanding	9,707	9,707		9,707

Diluted weighted average number of shares outstanding	10,324	10,324		10,324

	Nine Months Ended September 30, 2004
	As Reported	Adjustments		As Adjusted
Operating Income	$ 28,522	$ —		$ 28,522
Interest (expense)	(3,968)	—		(3,968)
Interest income	165	—		165
Debt extinquishment expenses	(7,296)	(7,296	)a	—
Other, net	583	—		583

Income before provision for income taxes	18,006	(7,296)		25,302
Provision for income taxes	7,682	(3,064	)b	10,746

Net income	$ 10,324	$ (4,232)		$ 14,556

Basic earnings per common share	$ 1.22	$ (0.50)		$ 1.72

Diluted earnings per common share	$ 1.14	$ (0.47)		$ 1.61

Basic weighted average number of shares outstanding	8,435	8,435		8,435

Diluted weighted average number of shares outstanding	9,029	9,029		9,029

a) Fees and expenses related to our early extinquishment of 9.14% debt
   1) Pre-payment penalty of $6,804
   2) Write-off of related deferred financing costs of $492

b) Income taxes at 42.0%

         Note: The purpose of this statement is to reflect as adjusted earnings excluding the one time costs associated with prepaying our debt.